UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 28, 2007
 (Date of earliest event reported)

TIDELANDS OIL & GAS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29613	66-0549380
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1862 West Bitters Rd. San Antonio, TX 78248
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number: (210) 764-8642

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 4.01    Change in Registrant’s Certifying Accountant

(a) On June 28, 2007, the Board of Directors of Tidelands Oil and Gas Corporation (the “Company”) made the decision to change accountants from Baum & Company, P.A. to RBSM, LLP, a member firm of Russell Bedford International with offices in New York, NY, Washington, DC and Philadelphia, PA . The reports of Baum & Company, P.A. dated April 13, 2007 and April 14, 2006, on our condensed consolidated financial statements for the years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles for the years ended December 31, 2006 and December 31, 2005.  However, the report for the year ended December 31, 2006 contained an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.

During the two most recent fiscal years ended December 31, 2006 and 2005, and in the subsequent interim period, there were no disagreements with Baum & Company, P.A. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to their satisfaction, would have caused them to make reference to the matter in their report.

The Company has provided Baum & Company, P.A with a copy of this disclosure. Exhibit 16.1 attached hereto is a copy of Baum & Company’s letter, stating that it agrees with the above statements.

(b) RBSM, LLP (“RBSM”) was engaged by the Company on June 28, 2007 as our principal accountant.

During the fiscal years ended December 31, 2006 and 2005 and through the date hereof, neither we nor anyone on our behalf consulted with RBSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has RBSM provided to us a written report or oral advice regarding such principles or audit opinion or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Baum & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIDELANDS OIL & GAS CORPORATION

Date: July 6, 2007	By:	/s/ James B. Smith
James B. Smith
President and Chief Executive Officer